EXHIBIT 10.8

CONTRACT FOR THE SALE OF GOODS

This contract for the sale of goods is between **NINGBO DONEWA INDUSTRY CO.,LTD,a** corporation organized under the laws of the State of China (the "**Seller**"), and Spacepath Inc, a corporation organized under the laws of the State of NV,USA (the "**Buyer**").

The parties agree as follows:

1. **Sale of Goods.** The Seller shall sell to the Buyer and the Buyer shall purchase from the Seller the goods set forth on Exhibit A (the "**Goods**") in the quantities and at the prices stated in Exhibit A. Unless otherwise stated in Exhibit A, the Buyer shall pay all taxes and third-party expenses imposed on, in connection with, or measured by the transaction contemplated by this agreement in addition to the prices set forth on Exhibit A.

2. **Invoices; Payment.** Unless otherwise stated in Exhibit A, payment for the Goods is due within 30 days of the date of the Seller's invoice, which date will not be before the date of the Seller's delivery of the Goods.

3. **Delivery; Title; and Risk of Loss.** Unless otherwise stated in Exhibit A, the Seller shall deliver the Goods FOB the Seller's facility in China, and title to and risk of loss of the Goods will pass to the Buyer upon such delivery by the Seller. Any stated delivery dates are approximate. The Seller will not be liable for any losses, damages, penalties, or expenses for failure to meet any delivery date.

4. **Disclaimer of Warranty; Due Diligence. The Goods are being sold "as is," and the Seller disclaims all warranties (other than the implied warranty of title under article 2 of the Uniform Commercial Code), whether express or implied, including the warranties of merchantability and fitness for a particular purpose.** The Buyer acknowledges that it has not been induced by any statements or representations of any person with respect to the quality or condition of the Goods and that no such statements or representations have been made. The Buyer acknowledges that it has relied solely on the investigations, examinations, and inspections as the Buyer has chosen to make and that the Seller has afforded the Buyer the opportunity for full and complete investigations, examinations, and inspections.

5. **Limitation of Liability.** The Seller will not be liable for any indirect, special, consequential, or punitive damages (including lost profits) arising out of or relating to this agreement or the transactions it contemplates (whether for breach of contract, tort, negligence, or other form of action) and irrespective of whether the Seller has been advised of the possibility of any such damage.

6. **Limitation of Actions.** No action arising out of or relating to this agreement or the transactions it contemplates may be commenced against the Seller more than 12 months after the basis for such claim could reasonably have been discovered.

7. **Governing Law and Designation of Forum.** (a) The laws of the State of NV govern all matters arising out of or relating to this agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, validity, performance (including the details of performance), and enforcement.

8. **Force Majeure.** The Seller will not be liable for delays in performance or for non-performance due to unforeseen circumstances or causes beyond the Seller's reasonable control.

9. **Entire Agreement.** This agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all other agreements, whether written or oral, between the parties.

10. **Amendments.** No amendment to this agreement will be effective unless it is in writing and signed by both parties.

11. **Effectiveness; Date.** This agreement will become effective when both parties have signed it.

12. **Counterparts; Electronic Signatures.** This agreement may be signed in one or more counterparts, which together will form a single agreement. This agreement may be signed electronically.

Seller: [signature] Date: 1/16/14

Buyer: [stamp: NINGBO DONEWA INDUSTRY CO., LIMITED 寧波東華實業有限公司] Date: 2014.01.16

COMPANY: NINGBO DONEWA INDUSTRY CO.,LTD.
ADDRESS: RM 611, TOWER B, CENTURY PIAZZA, NINGBO CHINA

MODEL	PICTURE	DESCRIPTION
5 stage RO system with auto-flush
		capacity	50GPD
		Flush type	auto-flush
		1st stage	10"PP filter
		2nd stage	10"UDF,granular carbon filter,coconut
		3rd stage	10"CTO,block carbon filter
50GPD		Membrane	50GPD Vontron membrane
		5th stage	T33A
		Housing	3# White buckets
		Pump	with booster pump
		Fitting type	JACO
		Faucet	with long neck faucet
		Pressure tank	3.0 gallon of plastic tank
		Unit packing	41X35X58cm/pcs

NINGBO DONEWA INDUSTRY CO.,LIMITED.
Add: RM No. 1305, YINYI BUILDING, NO.132 RENMING RD , NINGBO CITY, CHINA

R0-50GPD(R)	Without pump;with 3.2 gallon metal tank; with faucet ; 2 stages + RO membrane
R0-50GPD(U)	without pump; ;with 3.2 gallon metal tank; with faucet; with Vortorn membrane; total 5 stages;with plastic brackets
R0-50GPD(T)	without pump; with PSI meter;with 3.0 gallon plastic tank; with faucet; with Vortorn membrane;total 5 stages;with plastic brackets

WHOLE HOME FILTER SYSTEM
Model No.	Pics	Description
2 stages		2 pcs of big blue housing, with sediment & CTO filter; with 1 inch inlet/outlet copper ; with wrench;with PSI meters Packing Size：40X25X75cm Loading Quantity: 370 pcs each 20ft

3 stages	3 pcs of big blue housing, with sediment, GAC & CTO filter; with 1 inch inlet/outlet copper ; with wrench;with PSI meters Packing Sizes：59X25X75mm; Loading Quantity: 250 pcs each 20ft